Exhibit 99.1

Press Contacts
Julie Seymour	Patty Ladegaard/Lori Scribner
Tessera	JHG-Townsend for Tessera
jseymour@tessera.com	Tessera_Team@jhg.com
+1.408.383.3602	+1.858.457.4888

Tessera Appoints Former Flextronics CTO Nicholas Brathwaite

to Board of Directors

Brathwaite brings invaluable business acumen and engineering design experience to Tessera

SAN JOSE, Calif. – February 11, 2008 – Tessera Technologies, Inc. (Nasdaq: TSRA), a leading provider of miniaturization technologies for the electronics industry, today announced that Nicholas Brathwaite has joined the company’s board of directors. Brathwaite, who is currently a partner with Bigwood Capital, recently retired from the role of chief technology officer at Flextronics, where he was instrumental in transitioning the company from a $200 million contract manufacturer to a $30 billion global industry leader in electronics design and manufacturing services.

Brathwaite’s experience and knowledge of the camera module business, electronic system design and manufacturing, combined with his expertise in technology acquisitions, will provide valuable insight to Tessera moving forward, according to Tessera’s chief executive officer, Bruce McWilliams.

“Nicholas’ background and achievements are impressive to say the least – his addition to our board will enhance our perspective across industries and provide a powerful advantage when making decisions that may affect our company’s long-term business objectives,” said McWilliams. “We are extremely honored to have Nicholas join our team and believe this is indicative of our overall plans for further technology innovation and company growth.”

As a member of the executive management team at Flextronics, Brathwaite founded and managed Flextronics Design Services and the company’s ODM and camera module businesses, in addition to leading the development of several major products. Additionally, as one of four executives on the Flextronics Acquisition Committee, he was involved in approving several acquisitions and played a key role in the due diligence and integration planning for the company’s Solectron acquisition.

Prior to Flextronics, Brathwaite held engineering and management positions at Intel Corporation in technology development and manufacturing. He was a founding member of nChip where he served as vice president and general manager of operations. In addition, Brathwaite serves on the board of directors for Power Integrations and Photon Dynamics, Inc. He holds multiple patents and has authored more than 50 national and international publications.

“I’m joining the board of directors at an exciting time of company growth and expansion,” said Nicholas Brathwaite. “The company’s optics and packaging technologies are truly cutting-edge with extensive market potential, and I’m looking forward to applying the knowledge I’ve gained from my experience in the electronics marketplace to Tessera’s long-range planning and growth opportunities.”

About Tessera

Tessera Technologies, Inc. is a leading provider of miniaturization technologies for the electronics industry. The company provides a broad range of advanced packaging, interconnect, and consumer optics solutions which are widely adopted in high-growth markets including consumer, computing, communications, medical and defense electronics. Tessera’s customers include the world’s top semiconductor companies such as Intel, Samsung, Texas Instruments, Toshiba, Micron and Infineon. Tessera is headquartered in San Jose, California. For information call 1.408.894.0700 or go to www.tessera.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 include more information about factors that could affect the company’s financial results.

Tessera and the Tessera logo are registered trademarks of Tessera. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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